TOROTEL, INC.

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                To Be Held Monday, September 16, 1996



TO THE SHAREHOLDERS OF TOROTEL, INC.

	PLEASE TAKE NOTICE that the Annual Meeting (the "Meeting") of the Shareholders of Torotel, Inc. (the "Corporation") will be held on Monday, September 16, 1996, in the Royal Ballroom at the Adam's Mark Hotel, I-70 and the Truman Sports Complex, Kansas City, Missouri. The Meeting will convene at 2:00 p.m., Central Daylight Time, to:

	(1)     Elect a Board of Directors;

	(2) Transact such other business as may properly come before the Meeting, or any postponement or adjournment thereof.

	The Stock Transfer Books of the Corporation will not be closed, but only shareholders of record at the close of business on August 2, 1996, will be entitled to receive notice of and to vote at the Meeting.

	The accompanying Form of Proxy is solicited by the Board of Directors of the
Corporation.  Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Meeting.

	Shareholders are cordially invited to attend the Meeting in person.  WHETHER
OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE
ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID
ENVELOPE.  IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND
VOTE YOUR SHARES IN PERSON.



										BY ORDER OF THE
										BOARD OF DIRECTORS

										/s/  Donald H. Loudon

										Donald H. Loudon
										Secretary of Torotel, Inc.

										Kansas City, Missouri
										August 16, 1996




                               TOROTEL, INC.
                          13402 South 71 Highway
                        Grandview, Missouri  64030


                            PROXY STATEMENT
                FOR THE ANNUAL MEETING OF SHAREHOLDERS

                To Be Held Monday, September 16, 1996


Security Holders Entitled to Vote

	Holders of shares of the Common Stock of Torotel, Inc. (the "Corporation") of record at the close of business on August 2, 1996, will be entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held Monday, September 16, 1996, at 2:00 p.m., Central Daylight Time, in the Royal
Ballroom at the Adam's Mark Hotel, I-70 and the Truman Sports Complex, Kansas City, Missouri, and at any and all postponements or adjournments thereof.

	This Proxy Statement, the enclosed Form of Proxy, the Notice of Annual Meeting, and the accompanying 1996 Annual Report to Shareholders, were initially distributed to shareholders on or about August 16, 1996.

	If the enclosed Proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with any specifications made therein. In the absence of instructions, the shares will be voted "FOR" the nominees of the Board of Directors in the election of directors.

	Shareholders who execute Proxies retain the right to revoke them at any time before they are voted by notifying the Secretary of the Corporation in writing, by delivering a duly authorized Proxy bearing a later date, or by attending the Meeting and declaring the intention of voting in person.

Persons Making the Solicitation

	This Proxy is solicited on behalf of the Board of Directors of Torotel, Inc.
The solicitation is by mail.  The total expense of such solicitation will borne by the Corporation and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners.  It may be that further solicitation of Proxies will be made by telephone or oral communication with some shareholders of the Corporation, following the original solicitation.
All such further solicitation will be made by regular employees of the
Corporation who will not be additionally compensated therefor, or by its
Transfer Agent, and the cost will be borne by the Corporation.

Voting Securities and Principal Holders Thereof

	The voting securities entitled to vote at the Meeting consist of shares of common stock of the Corporation. Each shareholder is entitled to one vote for each of said shares and has the right to cumulate his votes for directors.
The number of issued and outstanding shares (exclusive of treasury shares) at the close of business on August 2, 1996, was 2,790,366.

	The close of business on August 2, 1996, has been fixed by the Board of Directors as the record date for the determination of the shareholders who will be entitled to vote at the Meeting.

	The following persons beneficially owned more than 5% of the outstanding voting securities of Torotel, Inc. at the close of business on August 2, 1996:

1

  Name and Address
  of Beneficial          Title of       Amount Beneficially        Percent
  Owner                   Class                Owned               of Class

	Richard A. Sizemore      Common              341,296 (a)           12.2%
	8356 Hallet
	Lenexa, KS  66215

	Linda V. Sizemore        Common              341,296 (b)           12.2%
	8356 Hallet
	Lenexa, KS  66215

	Paulette A. Estes        Common              328,943 (c)           11.8%
	3917 N.E. 59th St.
	Kansas City, MO  64119

	Gregory M. Sizemore      Common              345,938 (d)           12.4%
	12735 Mohawk Circle
	Leawood, KS  66209

	Julie Sizemore           Common              345,938 (e)           12.4%
	12735 Mohawk Circle
	Lenexa, KS  66209

	Dale H. Sizemore, Jr.    Common              332,429 (f)           11.9%
	2705 W. 121st Terrace
	Leawood, KS  66209

	Carol J. Sizemore        Common              332,429 (g)           11.9%
	2705 W. 121st Terrace
	Leawood, KS  66209

	Pauline R. Sizemore      Common              244,345 (h)            8.8%
	10541 Askew
	Kansas City, MO  64137


(a) Richard A. Sizemore's direct ownership is 121,256 shares. Mr. Sizemore's indirect ownership is 220,040 shares. Of this amount, 6,666 shares are owned by Mr. Sizemore's wife, 12,868 shares are owned by Mr. Sizemore as trustee for his children, and 200,506 shares are owned by a General Partnership in which Mr. Sizemore is a general partner.

(b) Linda V. Sizemore's direct ownership is 6,666 shares. Mrs. Sizemore's indirect ownership is 334,630 shares. Of this amount, 121,256 shares are owned by Mrs. Sizemore's husband, 12,868 shares are owned by Mrs. Sizemore's husband as trustee for her children, and 200,506 shares are owned by a General Partnership in which Mrs. Sizemore's husband is a general partner.

(c) Paulette A. Estes' direct ownership is 112,749 shares. Ms. Estes' indirect ownership is 216,194 shares. Of this amount, 15,688 shares are owned by Ms. Estes as trustee for her children, and 200,506 shares are owned by a General Partnership in which Ms. Estes is a general partner.

(d) Gregory M. Sizemore's direct ownership is 118,654 shares. Mr. Sizemore's indirect ownership is 227,284 shares. Of this amount, 6,666 shares are owned by Mr. Sizemore's wife, 20,112 shares are owned by Mr. Sizemore as trustee for his children, and 200,506 shares are owned by a General Partnership in which Mr. Sizemore is a general partner.

(e) Julie Sizemore's direct ownership is 6,666 shares. Mrs. Sizemore's indirect ownership is 339,272 shares. Of this amount, 118,654 shares are owned by Mrs. Sizemore's husband, 20,112 shares are owned by Mrs. Sizemore's husband as trustee for her children, and 200,506 shares are owned by a General Partnership in which Mrs. Sizemore's husband is a general partner.

(f) Dale H. Sizemore, Jr.'s direct ownership is 111,964 shares. Mr. Sizemore's indirect ownership is 220,465 shares. Of this amount, 5,351 shares are owned by Mr. Sizemore's wife, 14,608 shares are owned by Mr. Sizemore as trustee for his children, and 200,506 shares are owned by a General Partnership in which Mr. Sizemore is a general partner.

(g) Carol J. Sizemore's direct ownership is 5,351 shares. Mrs. Sizemore's indirect ownership is 327,078 shares. Of this amount, 111,964 shares are owned by Mrs. Sizemore's husband, 14,608 shares are owned by Mrs. Sizemore's husband as trustee for her children, and 200,506 shares are owned by a General Partnership in which Mrs. Sizemore's husband is a general partner.

(h)    Pauline R. Sizemore's direct ownership is 244,345.

2


Directors and Committees

	At the Meeting, five individuals will be Management's nominees for election as members of the Board of Directors until the next Annual Meeting of
Shareholders, and until their successors have been elected.  Torotel, Inc.'s
Articles of Incorporation authorize seven directors.  Jack C. Beecroft, Vice
President of Torotel Products, Inc., and Victor K. Brewer, Jr., President of
Torotel Products, Inc., incumbent directors, are not standing for re-election.
This will leave two director positions open.  Those shareholders present at the Meeting may also nominate individuals for election to the Board of
Directors.  If there are any nominees for the vacant positions at the Meeting, the Proxies solicited hereby will not be voted for such nominees.

	Management's nominees, all present members of the Board of Directors, are as follows:  Ronald L. Benjamin, Christian T. Hughes, Dr. Thomas L. Lyon, Jr.,
Dale H. Sizemore, Jr., and Richard A. Sizemore.

	During the fiscal year ended April 30, 1996, the Board of Directors of the Corporation held four meetings (including regularly scheduled and special meetings). Each of the incumbent directors being nominated for re-election attended 100% of the Board meetings held while he was a director. Christian
T. Hughes was compensated at the rate of $100 per Board meeting attended.
Ronald L. Benjamin, Dr. Thomas L. Lyon, Jr., Dale H. Sizemore, Jr., and
Richard A. Sizemore were compensated at the rate of $6,000 per fiscal year, plus $600 per Board meeting attended, and $400 per Committee meeting attended.

	If the enclosed Proxy is duly executed and received in time for the Meeting, and if no contrary specification is made as provided herein, it is the intention of the persons named therein to vote the shares represented thereby
"FOR" the five persons nominated by the Board for election as directors of the Corporation.  The Proxies cannot be voted for a greater number of persons than the number of persons named herein.  There will be cumulative voting for the election of directors.  In cumulative voting, each share carries as many votes as there are vacancies to be filled, the shareholder being permitted to distribute the votes for all his shares among the nominees in any way he desires.  Since five directors are nominated, each shareholder may cast that number of votes which is equal to the number of shares owned by him multiplied by five.  If no choice is indicated on the enclosed Proxy, the persons named in the Proxies will cumulate the votes and distribute them among the nominees in their discretion.  If a shareholder desires to cumulate his votes for the
Directors in a particular manner, he should indicate the number of votes to be cast on the shareholder's behalf for each nominee immediately following that nominee's name on the Proxy.  If any nominee should refuse or be unable to serve, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee.  Management presently has no knowledge that any of the nominees will refuse or be unable to serve.

	The Corporation does not have a nominating committee. Christian T. Hughes and H. James Serrone are members of the Administrative Committee for the Employee Stock Purchase Plan. Mr. Serrone is not a director but is an officer of the Corporation. The Committee receives its authority from the Plan and from the Board of Directors. This Committee administers and implements the Employee Stock Purchase Plan and determines eligibility of employees to participate therein. The Committee does not meet on a regular basis but meets as required. The Committee did not meet during the last fiscal year.

	Ronald L. Benjamin and Dr. Thomas L. Lyon, Jr. are members of the Audit Committee. The Committee held one meeting during the last fiscal year. In fulfilling its responsibilities, the Audit Committee's activities included, but were not limited to, review of internal accounting controls, and review of the financial activities, financial position and related consolidated reports of the Corporation.

	Ronald L. Benjamin, Dr. Thomas L. Lyon, Jr., and Dale H. Sizemore, Jr. are members of the Compensation Committee. The Committee did not meet during the last fiscal year. The function of the Strategic Planning Committee has been assumed by the Board of Directors. The Board of Directors has no other
Committees performing similar functions.

	Biographical summaries concerning individuals nominated by the Board of Directors for election as directors, the Corporation's executive officers and significant employees, and information with respect to the number of shares of the Corporation's Common Stock beneficially owned by each of them directly or indirectly, as of August 2, 1996, are shown below. The number of shares beneficially owned by the following individuals includes shares, if any, held in the name of the spouse, minor children, or other relative of the individual living in his home, as well as shares, if any, held in the name of another person under an arrangement whereby the individual enjoys the right to vote or the use of the income, or whereby the individual can vest or revest title in himself at once or at some future time.

3

                                             Shares of Common Stock
Biographical Summaries of Nominees,           Beneficially Owned at   Percent
Executive Officers, and Significant Employees    August 2, 1996       of Class

Dale H. Sizemore, Jr., age 44, Chairman of
the Board, President and Chief Executive
Officer of Torotel, Inc.                             332,429           11.9%
  Mr. Sizemore became a Director of the
  Corporation in 1984.  He has served as
  Chairman and President since August 1995.
  Mr. Sizemore was President of Kansas
  Communications in Lenexa, Kansas from
	 1983 to 1995.  Mr. Sizemore has been Chairman
  of the Board and Treasurer of Kansas
  Communications, Inc. since April 1995.

Christian T. Hughes, age 47, President of
OPT Industries, Inc.                                   -0-              0.0%
	 Mr. Hughes became President of OPT Industries
  in Phillipsburg, New Jersey, in August 1995.
  He joined OPT in 1992 as Vice President of
	 Sales and Marketing, and became Executive
  Vice President in 1993.  Prior to joining OPT,
  Mr. Hughes was Vice President of Sales for
	 Hitran Corporation in Flemington, New Jersey,
  from 1987 to 1992.

Ronald L. Benjamin, age 51, President of
Resource and Development Group, Inc.                   -0-              0.0%
	  Mr. Benjamin became a Director of the
   Corporation in 1993.  He has been President
   of Resource and Development Group in Lenexa,
   Kansas, since 1985.  Mr. Benjamin is also a
   50% owner of Robinson Potato Supply.  He
   holds a B.S. degree in electrical engineering
   from Bucknell University and received his
   M.B.A. from Harvard University.

Dr. Thomas L. Lyon, Jr., age 52, Professor and
Academic Chair of the Executive Fellows Program
at Rockhurst College                                    210             0.0%
	  Dr. Lyon became a Director of the Corporation
   in 1993.  He is a professor and Academic Chair
   of the Executive Fellows Program at Rockhurst
   College in Kansas City, Missouri.  Dr. Lyon is
   a past director of the Graduate and
   Undergraduate Business Division, has been Acting
	  Dean of the School of Management, and was the
   first director of Rockhurst's M.B.A. Program.
   He has been at Rockhurst since 1975.  He
	  holds his B.A. in economics from Rockhurst, and
   his M.A. in economics and Ph.D. in economics
   and finance from the University of Missouri.

Richard A. Sizemore, age 36, President of
Interactive Design, Inc.                            341,296            12.2%
    Mr. Sizemore has been owner and President
    of Interactive Design, Inc. in Lenexa,
    Kansas, since 1987.  He holds a B.S.
    degree in electrical engineering and an
    M.B.A. from the University of Kansas.

H. James Serrone, age 41, Vice President of
Finance and Chief 	  Financial Officer of
Torotel, Inc., Torotel Products, Inc., and
OPT Industries, Inc.                                  7,843 (a)         0.3%
    Mr. Serrone joined Torotel in 1979, became
    Controller in 1982, and was named Vice
    President in 1993.  Mr. Serrone has served
	   as Vice President of Torotel Products since
    1992, and became Vice President of OPT
    Industries in 1993.

All Directors and Executive Officers as a Group
(6 persons)                                         681,778 (b)        24.4%


	(a) H. James Serrone's beneficial ownership includes 4,927 shares which are acquirable within 60 days pursuant to the exercise of outstanding stock options.

	(b)   The beneficial ownership of all directors and executive officers as a group includes 4,927 shares which are acquirable within 60 days pursuant to the exercise of outstanding stock options.



4


Executive Compensation

	The following table sets forth the compensation of the named executive officers for each of the Corporation's last three completed fiscal years.


Summary Compensation Table


                               Annual Compensation      Long-Term Compensation
 Name and
 Principal Position             Year        Salary          Options Awarded

	Dale H. Sizemore, Jr. (a)      1996       $    -0-              -0-
	President and
	Chief Executive Officer

	Alfred F. Marsh (b)            1996       $  24,078             -0-
	Former President and           1995       $  16,785             -0-
	Chief Executive Officer        1994       $  73,642             -0-


	(a) Dale H. Sizemore, Jr. became President and Chief Executive Officer effective August 4, 1996.

	(b)   Alfred F. Marsh served as President and Chief Executive Officer during all of fiscal years 1994 and 1995, and for the period of May 1 to
       August 3 of fiscal 1996.


Option Grants Table

	Shareholders approved the Incentive Compensation Plan on September 18, 1994.
However, there were no grants of stock options made during the last completed fiscal year.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

	The following table sets forth the aggregate stock option exercises made during the last completed fiscal year and the fiscal year-end option values for each of the named executive officers.


            Aggregated Option Exercises in Last Fiscal Year
                 and Fiscal Year-End Option Values

                                                                  Value of
                                                 Number of       Unexercised
                                                Unexercised     In-the-Money
                                                 Options at      Options at
                         Shares                Fiscal Year-End Fiscal Year-End
                        Acquired      Value      Exercisable/    Exercisable/
Name                  on Exercise    Realized   Unexercisable   Unexercisable

Dale H. Sizemore, Jr.      -0-          $  -0-          -0-        $    -0-


Alfred F. Marsh            -0-          $  -0-          -0-        $    -0-


Certain Relationships and Related Transactions

	Indebtedness to Former Officer

	At April 30, 1996, the Corporation was indebted to Alfred F. Marsh, former President of Torotel, Inc., for $250,000 in the form of a promissory note, which was executed in April 1986. The face value of the note plus $179,000 of its accrued interest were subordinated to the Corporation's debt payable to Mercantile Business Credit, Inc. ("MBCI") pursuant to a Subordination
Agreement between MBCI and Mr. Marsh. For the year ended April 30,1996, the incurred $45,000 in interest on the note. Since the inception of the note, the Corporation has accrued total interest of $338,000, of which $179,000 remains due and payable.

	On July 5, 1996, the Corporation, through OPT Industries, its wholly-owned subsidiary, signed a new credit agreement with Phillipsburg National Bank &
Trust Company ("PNBT"). In conjunction with the new credit agreement, on July 10, 1996, the Corporation executed a new promissory note with Mr. Marsh in the amount of $429,000, which consists of the original principal sum of $250,000 plus the accrued unpaid interest of $179,000. The outstanding balance of this unsecured note bears interest at a fixed rate of 10% per annum. The note requires monthly principal and interest payments of $10,881, and matures on July 1, 2000. Under the terms of the note, no payments shall be made to Mr. Marsh as long as any default condition exists under the terms of the Corporation's credit agreement with PNBT, unless the bank has waived the default condition prior to any payment.

	Certain Transactions

	(a)    Donald H. Loudon, secretary of the Corporation, is a director of the law firm of Shughart, Thomson and Kilroy, a Professional Corporation,
        which has provided legal services to the Corporation.

	(b) As of the date of this Proxy Statement, all directors and officers are in compliance with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934. To the best of Management's knowledge, all beneficial owners of more than 10% of the outstanding common shares of the Corporation are in compliance as well.

Appointment of Auditors

	The Board of Directors has appointed Grant Thornton LLP as the Corporation's independent certified public accountants, to audit the financial statements of the Corporation and its subsidiaries for the fiscal year ending April 30,
1997.  Grant Thornton LLP has served as the Corporation's auditors since
September 1980.

	A representative of Grant Thornton LLP will be present at the Meeting. An opportunity will be provided for the representative to make a statement, if so desired, and to respond to appropriate shareholder questions.

Other Matters

	The Board of Directors know of no other matters that may properly be, or which are likely to be, brought before the Meeting. However, if any other matters are properly brought before the Meeting, the persons named in the enclosed Proxy or their substitutes will vote in accordance with their best judgment on such matters.

Shareholder Proposals

	Any proposals which a shareholder intends to present at the Annual Meeting of Shareholders to be held on Monday, September 15, 1997, must be received by Torotel, Inc. on or before May 12, 1997, in order for such proposal to be included in the Corporation's Proxy Statement and Form of Proxy.




										BY ORDER OF THE
										BOARD OF DIRECTORS

										/s/  Donald H. Loudon

										Donald H. Loudon
										Secretary of Torotel, Inc.